Exhibit 99.1

PCB Bancorp Reports Earnings of $3.4 million for Q3 2020
Los Angeles, California - October 27, 2020 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of Pacific City Bank (the “Bank”), today reported net income of $3.4 million, or $0.22 per diluted common share for the third quarter of 2020, compared with $3.4 million, or $0.22 per diluted common share, for the previous quarter and $6.8 million, or $0.42 per diluted common share, for the year-ago quarter.
Q3 2020 Highlights
•Net income totaled $3.4 million or $0.22 per diluted common share;
◦The Company recorded a provision for loan losses of $4.3 million primarily due to an increase in the economic uncertainty due to the COVID-19 pandemic.
◦Allowance for loan losses to total loans held-for-investment ratio was 1.55% at September 30, 2020 compared with 1.30% at June 30, 2020 and 0.94% at September 30, 2019. Excluding U.S. Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans, allowance for loan losses to total loans held-for-investment ratio was 1.70% and 1.43% at September 30, 2020 and June 30, 2020, respectively.
◦Net interest margin was 3.43% for the third quarter of 2020 compared with 3.22% for the previous quarter and 4.11% for the year-ago quarter.
•Total assets were $2.02 billion at September 30, 2020, an increase of $410 thousand from $2.02 billion at June 30, 2020, an increase of $274.9 million, or 15.7%, from $1.75 billion at December 31, 2019, and an increase of $321.7 million, or 18.9%, from $1.70 billion at September 30, 2019;
•Loans held-for-investment, net of deferred costs (fees), were $1.58 billion at September 30, 2020, an increase of $25.2 million, or 1.6%, from $1.55 billion at June 30, 2020, an increase of $128.0 million, or 8.8%, from $1.45 billion at December 31, 2019, and an increase of $189.0 million, or 13.6%, from $1.39 billion at September 30, 2019;
◦SBA PPP loans totaled $136.4 million and $133.7 million at September 30, 2020 and June 30, 2020, respectively.
◦Loans with modifications related to COVID-19 totaled $171.6 million at September 30, 2020 compared with $484.0 million at June 30, 2020.
•Total deposits were $1.65 billion at September 30, 2020, an increase of $177 thousand from $1.65 billion at June 30, 2020, an increase of $167.8 million, or 11.3%, from $1.48 billion at December 31, 2019, and an increase of $214.8 million, or 15.0%, from $1.43 billion at September 30, 2019;
•The consent order with the Federal Deposit Insurance Corporation (“FDIC”) and California Department of Financial Protection and Innovation (“CDFPI”, formerly California Department of Business Oversight) related to the Bank's Bank Secrecy Act and Anti-Money Laundering (“BSA/AML”) compliance was terminated; and
•The Company declared and paid a cash dividend of $0.10 per common share for the third quarter of 2020 compared with $0.10 per common share for the second quarter of 2020 and $0.06 per common share for the third quarter of 2019.
“We continued to successfully manage the challenging environment as evidenced by earning $3.4 million of net income while building additional $4.3 million of allowance for loan losses related to the economic impact of the COVID-19 pandemic in the third quarter to bring it to 1.70% of total loans held-for-investment, excluding SBA PPP loans,” commented Henry Kim, President and Chief Executive Officer. “We expanded our net interest margin to 3.43% in the third quarter compared with 3.22% in the second quarter primarily by reducing 0.25% in cost of total interest-bearing liabilities. In addition, we continued to gradually reduce our excess liquidity that was accumulated at the onset of the COVID-19 pandemic.”
“Our asset quality remained stable as we continued to help navigate our borrowers manage through the impact of the COVID-19 pandemic. Our loans with modifications related to the COVID-19 pandemic decreased to 11.9% of total loans held-for-investment at September 30, 2020 compared with 34.1% at June 30, 2020.”
“During the quarter, the FDIC and CDFPI also terminated the consent order related to the Bank’s BSA/AML compliance program by our successful resolution of the deficiencies and enhancement of our program. We believe we are successfully managing the current challenging environment and remain confident in our strategy to continue supporting our customers while delivering consistent financial performance.”

Financial Highlights (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Nine Months Ended
	9/30/2020	6/30/2020	% Change	9/30/2019	% Change	9/30/2020	9/30/2019	% Change
Net income	$3,449	$3,367	2.4%	$6,785	(49.2)%	$10,388	$19,950	(47.9)%
Diluted earnings per common share	$0.22	$0.22	—%	$0.42	(47.6)%	$0.67	$1.23	(45.5)%

Net interest income	$16,853	$15,363	9.7%	$17,529	(3.9)%	$48,782	$52,374	(6.9)%
Provision (reversal) for loan losses	4,326	3,855	12.2%	(102)	NM	11,077	207	5251.2%
Noninterest income	2,272	2,918	(22.1)%	2,802	(18.9)%	7,216	8,265	(12.7)%
Noninterest expense	9,886	9,696	2.0%	10,777	(8.3)%	30,149	32,050	(5.9)%

Return on average assets (1)	0.69%	0.69%		1.55%		0.73%	1.55%
Return on average shareholders’ equity (1), (2)	5.98%	5.98%		12.02%		6.10%	12.15%
Net interest margin (1)	3.43%	3.22%		4.11%		3.49%	4.16%
Efficiency ratio (3)	51.69%	53.04%		53.01%		53.84%	52.85%

($ in thousands, except per share data)	9/30/2020	6/30/2020	% Change	12/31/2019	% Change	9/30/2019	% Change
Total assets	$2,021,187	$2,020,777	—%	$1,746,328	15.7%	$1,699,446	18.9%
Net loans held-for-investment	1,554,258	1,533,341	1.4%	1,436,451	8.2%	1,376,736	12.9%
Total deposits	1,647,107	1,646,930	—%	1,479,307	11.3%	1,432,262	15.0%
Book value per common share (2), (4)	$14.91	$14.78	0.9%	$14.44	3.3%	$14.30	4.3%
Tier 1 leverage ratio (consolidated)	11.40%	11.49%		13.23%		12.87%
Total shareholders’ equity to total assets (2)	11.35%	11.24%		12.99%		13.22%

(1)Ratios are presented on an annualized basis.
(2)The Company did not have any intangible equity components for the presented periods.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(4)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares.
COVID-19 Pandemic
The ongoing COVID-19 pandemic, and governmental and societal responses thereto, have had a severe impact on recent global economic and market conditions, including significant disruption of, and volatility in, financial markets; global supply chain disruptions; and the institution of social distancing and shelter-in-place requirements that have resulted in temporary closures of many businesses, lost revenues, and increased unemployment throughout the U.S., but also specifically in California, where most of the Company’s operations and a large majority of its customers are located.
Since the beginning of the crisis, the Company has taken a number of steps to protect the safety of its employees and to support its customers. The Company has enabled its staff to work remotely and established safety measures within its bank premises and branches for both employees and customers.
In order to support its customers, the Company has been in close contact with its customers, assessing the level of impact on their businesses, and putting a process in place to evaluate each client’s specific situation and provide relief programs where appropriate. SBA PPP loans totaled $136.4 million (1,614 loans) and loans with modifications related to the COVID-19 pandemic totaled $171.6 million (154 loan customers) as of September 30, 2020.
In addition, the Company has been monitoring its liquidity and capital closely. As of September 30, 2020, the Company maintained $257.4 million, or 12.7% of total assets, of cash and cash equivalents and $419.9 million, or 20.8% of total assets, of available borrowing capacity. All regulatory capital ratios were also well above the regulatory well capitalized requirements as of September 30, 2020, while establishing additional allowance for loan losses of $4.3 million and $11.1 million, respectively, for the current quarter and year for the increase in risks associated with economic and business conditions as a result of the COVID-19 pandemic.
At this time, the Company cannot estimate the long term impact of the COVID-19 pandemic, but these conditions impacted and are expected to impact its business, results of operations, and financial condition negatively.

Result of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2020	6/30/2020	% Change	9/30/2019	% Change	9/30/2020	9/30/2019	% Change
Interest income/expense on:
Loans	$18,938	$18,273	3.6%	$21,876	(13.4)%	$57,617	$64,779	(11.1)%
Investment securities	515	539	(4.5)%	978	(47.3)%	1,698	3,133	(45.8)%
Other interest-earning assets	167	161	3.7%	833	(80.0)%	938	2,757	(66.0)%
Total interest-earning assets	19,620	18,973	3.4%	23,687	(17.2)%	60,253	70,669	(14.7)%
Interest-bearing deposits	2,599	3,409	(23.8)%	6,060	(57.1)%	11,000	17,925	(38.6)%
Borrowings	168	201	(16.4)%	98	71.4%	471	370	27.3%
Total interest-bearing liabilities	2,767	3,610	(23.4)%	6,158	(55.1)%	11,471	18,295	(37.3)%
Net interest income	$16,853	$15,363	9.7%	$17,529	(3.9)%	$48,782	$52,374	(6.9)%
Average balance of:
Loans	$1,564,704	$1,554,011	0.7%	$1,396,437	12.0%	$1,524,628	$1,372,704	11.1%
Investment securities	128,212	120,336	6.5%	161,528	(20.6)%	122,371	165,638	(26.1)%
Other interest-earning assets	260,426	245,447	6.1%	135,774	91.8%	221,698	143,616	54.4%
Total interest-earning assets	$1,953,342	$1,919,794	1.7%	$1,693,739	15.3%	$1,868,697	$1,681,958	11.1%
Interest-bearing deposits	$1,063,962	$1,109,307	(4.1)%	$1,126,376	(5.5)%	$1,100,855	$1,128,606	(2.5)%
Borrowings	130,000	130,330	(0.3)%	20,326	539.6%	95,276	26,820	255.2%
Total interest-bearing liabilities	$1,193,962	$1,239,637	(3.7)%	$1,146,702	4.1%	$1,196,131	$1,155,426	3.5%
Total funding (1)	$1,746,217	$1,713,812	1.9%	$1,488,560	17.3%	$1,661,765	$1,481,130	12.2%
Annualized average yield/cost of:
Loans	4.81%	4.73%		6.22%		5.05%	6.31%
Investment securities	1.60%	1.80%		2.40%		1.85%	2.53%
Other interest-earning assets	0.26%	0.26%		2.43%		0.57%	2.57%
Total interest-earning assets	4.00%	3.97%		5.55%		4.31%	5.62%
Interest-bearing deposits	0.97%	1.24%		2.13%		1.33%	2.12%
Borrowings	0.51%	0.62%		1.91%		0.66%	1.84%
Total interest-bearing liabilities	0.92%	1.17%		2.13%		1.28%	2.12%
Net interest margin	3.43%	3.22%		4.11%		3.49%	4.16%
Cost of total funding (1)	0.63%	0.85%		1.64%		0.92%	1.65%
Supplementary information
Net accretion of discount on loans included in interest on loans	$743	$530	40.2%	$1,031	(27.9)%	$2,301	$3,083	(25.4)%
Net amortization of deferred loan fees (costs)	$1,218	$649	87.7%	$118	932.2%	$1,988	$327	508.0%

(1)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
Loans. The increase in average balance for the current quarter and year compared with the same periods of 2019 was primarily due to the SBA PPP loan production in the previous quarter as well as an increase in commercial property loans. The increase in average yield for the current quarter compared with the previous quarter was primarily due to an increase in net accretion of discount on loans from the increase in loan payoffs and an increase in amortization of net deferred fees on SBA PPP loans. The decreases in average yield for the current quarter and year compared with the same periods of 2019 were primarily due to the lower market rates, the low interest rate on SBA PPP loans, and a decrease in net accretion of discount.

The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of the dates indicated:

	9/30/2020		6/30/2020		12/31/2019		9/30/2019
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	40.6%	4.12%	38.4%	4.18%	28.2%	5.29%	24.2%	5.40%
Hybrid rate loans	12.2%	4.98%	13.3%	4.99%	15.2%	5.03%	16.3%	5.04%
Variable rate loans	47.2%	4.10%	48.3%	4.11%	56.6%	5.51%	59.5%	5.88%

Investment Securities. The decrease in average yield for the current quarter compared with the previous quarter was primarily due to new investment securities purchased under the lower market rates. The decreases in average yield for the current quarter and year compared with the same periods of 2019 were primarily due to the new investment securities purchased, as well as sales of securities available-for-sale of $32.8 million with a weighted-average book yield of 3.02% during the fourth quarter of 2019. During the current quarter and year, and past 12-month period, the Company purchased investment securities of $12.2 million, $36.6 million and $42.4 million, respectively.
Other Interest-Earning Assets. The decreases in average yield for the current quarter and year compared with the same periods of 2019 were primarily due to the lower market rates. The increases in average balance for the current quarter and year compared with the same periods of 2019 were primarily due to increases in deposits and other borrowings during the current quarter and year as the Company maintains most of its cash at the Federal Reserve Bank account. See the balance change discussion for the current quarter in “Deposits” under the “Balance Sheet” discussion.
Interest-Bearing Deposits. The decreases in average cost for the current quarter and year were primarily due to the continuing decreases in market rates.
Borrowings. The Company maintained a higher balance of Federal Home Loan Bank (“FHLB”) advances during the current year as a part of the Company’s liquidity management. At September 30, 2020, the Company had a total outstanding FHLB advances of $130.0 million with a weighted-average rate of 0.51%.
Provision (reversal) for Loan Losses
Provision (reversal) for loan losses was $4.3 million for the current quarter compared with $3.9 million for the previous quarter and $(102) thousand for the year-ago quarter. For the nine months ended September 30, 2020 and 2019, provision for loan losses was $11.1 million and $207 thousand, respectively. The provision was primarily driven by the increase in risks associated with economic and business conditions as a result of the COVID-19 pandemic, which required an additional provision for loan losses of $4.3 million and $11.1 million for the current quarter and year, respectively. The Company recorded net charge-offs of $28 thousand for the current quarter compared with $281 thousand for the previous quarter and $132 thousand for the year-ago quarter. For the nine months ended September 30, 2020 and 2019, the Company recorded net charge-offs of $911 thousand and $280 thousand, respectively.
The following table presents allowance for loan losses to total loans held-for-investment ratio for the dates indicated:

	9/30/2020	6/30/2020	12/31/2019	9/30/2019
Total loans held-for-investment	$1,578,804	$1,553,589	$1,450,831	$1,389,830
Less: SBA PPP loans	136,418	133,675	—	—
Total loans held-for-investment, excluding SBA PPP loans	$1,442,386	$1,419,914	$1,450,831	$1,389,830
Allowance for loan losses	$24,546	$20,248	$14,380	$13,094
Allowance for loan losses to total loans held-for-investment	1.55%	1.30%	0.99%	0.94%
Allowance for loan losses to total loans held-for-investment, excluding SBA PPP loans	1.70%	1.43%	0.99%	0.94%

Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2020	6/30/2020	% Change	9/30/2019	% Change	9/30/2020	9/30/2019	% Change
Gain on sale of loans	$821	$1,498	(45.2)%	$1,540	(46.7)%	$3,044	$4,551	(33.1)%
Service charges and fees on deposits	280	275	1.8%	405	(30.9)%	945	1,137	(16.9)%
Loan servicing income	856	902	(5.1)%	534	60.3%	2,312	1,657	39.5%
Other income	315	243	29.6%	323	(2.5)%	915	920	(0.5)%
Total noninterest income	$2,272	$2,918	(22.1)%	$2,802	(18.9)%	$7,216	$8,265	(12.7)%

Gain on Sale of Loans. The following table presents information on gain on sale of loans for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2020	6/30/2020	% Change	9/30/2019	% Change	9/30/2020	9/30/2019	% Change
Gain on sale of SBA loans
Sold loan balance	$8,582	$27,066	(68.3)%	$22,186	(61.3)%	$47,363	$72,537	(34.7)%
Premium received	917	2,042	(55.1)%	2,061	(55.5)%	4,015	6,288	(36.1)%
Gain recognized	689	1,448	(52.4)%	1,498	(54.0)%	2,841	4,487	(36.7)%
Gain on sale of residential property loans
Sold loan balance	$16,585	$6,118	171.1%	$4,661	255.8%	$24,782	$7,432	233.4%
Gain recognized	132	50	164.0%	42	214.3%	203	64	217.2%

The Company maintained SBA loans held-for-sale of $26.8 million and residential property loans held-for-sale of $4.0 million at September 30, 2020. All of these loans held-for-sale were sold subsequent to the balance sheet date.
Loan Servicing Income. The Company services SBA loans and certain residential property loans that are sold to the secondary market. The increases for current quarter and year compared with the same period of 2019 were primarily due to a decrease in servicing asset amortization from a lower loan payoffs. The following table presents information on loan servicing income for the periods indicated.

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2020	6/30/2020	% Change	9/30/2019	% Change	9/30/2020	9/30/2019	% Change
Loan servicing income:
Servicing income received	$1,244	$1,294	(3.9)%	$1,195	4.1%	$3,696	$3,532	4.6%
Servicing assets amortization	(388)	(392)	(1.0)%	(661)	(41.3)%	(1,384)	(1,875)	(26.2)%
Loan servicing income	$856	$902	(5.1)%	$534	60.3%	$2,312	$1,657	39.5%
Underlying loans at end of period	$484,651	$494,000	(1.9)%	$493,923	(1.9)%	$484,651	$493,923	(1.9)%

Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2020	6/30/2020	% Change	9/30/2019	% Change	9/30/2020	9/30/2019	% Change
Salaries and employee benefits	$6,438	$5,761	11.8%	$6,901	(6.7)%	$18,750	$20,123	(6.8)%
Occupancy and equipment	1,416	1,400	1.1%	1,408	0.6%	4,196	4,128	1.6%
Professional fees	325	509	(36.1)%	664	(51.1)%	1,631	2,108	(22.6)%
Marketing and business promotion	193	548	(64.8)%	292	(33.9)%	920	1,049	(12.3)%
Data processing	373	366	1.9%	348	7.2%	1,097	1,004	9.3%
Director fees and expenses	125	107	16.8%	188	(33.5)%	453	562	(19.4)%
Regulatory assessments	267	242	10.3%	—	—%	728	425	71.3%
Other expenses	749	763	(1.8)%	976	(23.3)%	2,374	2,651	(10.4)%
Total noninterest expense	$9,886	$9,696	2.0%	$10,777	(8.3)%	$30,149	$32,050	(5.9)%

Salaries and Employee Benefits. The increase for the current quarter compared with the previous quarter was primarily due to a direct loan origination cost of $1.1 million related to SBA PPP loan production during the previous quarter, which offsets the recognition of salaries and benefits expense, partially offset by a decrease in vacation accrual. The decrease for the current quarter compared with the year-ago quarter was primarily due to a decrease in bonus accrual, partially offset by increases in wages and other employee benefits. The decrease for the current year compared with the previous year was primarily due to the increase in direct loan origination cost related to the SBA PPP loan production and a decrease in bonus accrual, partially offset by increases in wages, other employee benefits, and vacation accrual.
Professional Fees. The decreases for the current quarter and year compared with the same periods of 2019 were primarily due to a decrease in expenses related to the BSA/AML compliance enhancements. During the current quarter, the consent order related to the Bank's BSA/AML was terminated.
Marketing and business promotion. The decrease for the current quarter compared with the previous quarter was primarily due to a decrease in advertisement.
Regulatory Assessments. The increases for the current quarter and year compared with the same periods of 2019 were primarily due to a small bank credit received from the FDIC during the year-ago quarter, as well as an increase in balance sheet. The Company would have recognized regulatory assessments expense of $228 thousand without the small bank credit for the year-ago quarter

Balance Sheet (Unaudited)
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment, net of deferred costs (fees)) as of the dates indicated:

($ in thousands)	9/30/2020	6/30/2020	% Change	12/31/2019	% Change	9/30/2019	% Change
Real estate loans:
Commercial property	$853,708	$813,409	5.0%	$803,014	6.3%	$759,881	12.3%
Residential property	212,804	223,923	(5.0)%	235,046	(9.5)%	236,382	(10.0)%
SBA property	128,038	122,675	4.4%	129,837	(1.4)%	126,347	1.3%
Construction	19,803	20,432	(3.1)%	19,164	3.3%	17,175	15.3%
Commercial and industrial loans:
Commercial term	90,867	98,936	(8.2)%	103,380	(12.1)%	105,433	(13.8)%
Commercial lines of credit	92,222	96,339	(4.3)%	111,768	(17.5)%	95,997	(3.9)%
SBA commercial term	23,011	22,650	1.6%	25,332	(9.2)%	25,326	(9.1)%
SBA PPP	136,418	133,675	2.1%	—	—%	—	—%
Other consumer loans	21,933	21,550	1.8%	23,290	(5.8)%	23,289	(5.8)%
Loans held-for-investment	1,578,804	1,553,589	1.6%	1,450,831	8.8%	1,389,830	13.6%
Loans held-for-sale	30,878	4,102	652.8%	1,975	1,463.4%	1,583	1,850.6%
Total loans	$1,609,682	$1,557,691	3.3%	$1,452,806	10.8%	$1,391,413	15.7%

The increase in loans held-for-investment for the current quarter was primarily due to new funding of $61.0 million and advances on lines of credit of $20.5 million, partially offset by pay-downs and pay-offs of $56.1 million. The increase for the current year was primarily due to new funding of $295.3 million and advances on lines of credit of $77.0 million, partially offset by pay-downs and pay-offs of $242.3 million.
The increase in loans held-for-sale for the current quarter was primarily due to new funding of $51.9 million, partially offset by sales of $25.2 million. The increase for the current year was primarily due to new funding of $100.5 million, partially offset by sales of $72.1 million.
The following table presents a composition of commitments to extend credit as of the dates indicated:

($ in thousands)	9/30/2020	6/30/2020	% Change	12/31/2019	% Change	9/30/2019	% Change
Real estate loans:
Commercial property	$17,621	$16,962	3.9%	$15,836	11.3%	$17,519	0.6%
SBA property	—	220	(100.0)%	1,405	(100.0)%	1,523	(100.0)%
Construction	15,366	16,451	(6.6)%	11,557	33.0%	10,254	49.9%
Commercial and industrial loans:
Commercial term	1,000	1,000	—%	1,243	(19.5)%	1,826	(45.2)%
Commercial lines of credit	173,080	159,753	8.3%	140,690	23.0%	139,412	24.2%
SBA commercial term	—	—	—%	762	(100.0)%	391	(100.0)%
Other consumer loans	75	45	66.7%	115	(34.8)%	25	200.0%
Total commitments to extend credit	$207,142	$194,431	6.5%	$171,608	20.7%	$170,950	21.2%

Credit Quality
The following table presents a summary of non-performing loans, non-performing assets and classified assets as of the dates indicated:

($ in thousands)	9/30/2020	6/30/2020	% Change	12/31/2019	% Change	9/30/2019	% Change
Nonaccrual loans:
Real estate loans:
SBA property	$923	$1,351	(31.7)%	$442	108.8%	$1,441	(35.9)%
Commercial and industrial loans:
Commercial lines of credit	1,525	1,968	(22.5)%	1,888	(19.2)%	327	366.4%
SBA commercial term	378	381	(0.8)%	159	137.7%	68	455.9%
Other consumer loans	67	70	(4.3)%	48	39.6%	7	857.1%
Total nonaccrual loans held-for-investment	2,893	3,770	(23.3)%	2,537	14.0%	1,843	57.0%
Loans past due 90 days or more and still accruing	699	696	0.4%	287	143.6%	—	—%
Non-performing loans (“NPLs”)	3,592	4,466	(19.6)%	2,824	27.2%	1,843	94.9%
Other real estate owned (“OREO”)	376	376	—%	—	—%	—	—%
Non-performing assets (“NPAs”)	$3,968	$4,842	(18.1)%	$2,824	40.5%	$1,843	115.3%
Loans past due and still accruing:
Past due 30 to 59 days	$298	$311	(4.2)%	$893	(66.6)%	$664	(55.1)%
Past due 60 to 89 days	3	113	(97.3)%	925	(99.7)%	59	(94.9)%
Past due 90 days or more	699	696	0.4%	287	143.6%	—	—%
Total loans past due and still accruing	$1,000	$1,120	(10.7)%	2,105	(52.5)%	$723	38.3%
Troubled debt restructurings (“TDRs”):
Accruing TDRs	$649	$669	(3.0)%	$700	(7.3)%	$713	(9.0)%
Nonaccrual TDRs	38	40	(5.0)%	121	(68.6)%	249	(84.7)%
Total TDRs	$687	$709	(3.1)%	$821	(16.3)%	$962	(28.6)%
Criticized loans	$4,746	$71	6,584.5%	$1,783	166.2%	$1,763	169.2%
Classified assets
Classified loans	$4,860	$5,809	(16.3)%	$8,862	(45.2)%	$7,878	(38.3)%
OREO	376	376	—%	—	—%	—	—%
Classified assets	$5,236	$6,185	(15.3)%	$8,862	(40.9)%	$7,878	(33.5)%
NPLs to loans held-for-investment	0.23%	0.29%		0.19%		0.13%
NPAs to total assets	0.20%	0.24%		0.16%		0.11%
Classified assets to total assets	0.26%	0.31%		0.51%		0.46%

The Company had a residential property loan past due 90 days or more and still accruing at September 30, 2020 and June 30, 2020, which management believes that the loan is well secured and the Bank is in the process of collection.
Loan Modifications Related to the COVID-19 Pandemic
The Company provided modifications, including interest only payments or payment deferrals, to customers that were adversely affected by the COVID-19 pandemic. The loan modifications met all criteria under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) Act. Therefore, the modified loans were not considered TDRs. The following table presents a summary of loans with modifications related to the COVID-19 pandemic by portfolio segment as of September 30, 2020:

	Modification Type			Weighted-Average Contractual Rate	Accrued Interest Receivable
($ in thousands)	Payment Deferment	Interest Only	Total
Real estate loans:
Commercial property	$135,165	$2,397	$137,562	4.49%	$3,048
Residential property	19,233	—	19,233	4.91%	519
Commercial and industrial loans:
Commercial term	11,797	2,960	14,757	4.29%	309
SBA commercial term	—	72	72	5.25%	1
Total	$166,195	$5,429	$171,624	4.52%	$3,877

Investment Securities
During the previous quarter, the Company transferred securities held-to-maturity to securities available-for-sale as a part of the Company’s liquidity management plan in response to the COVID-19 pandemic. The Company transferred all of securities held-to-maturity of $18.8 million to securities available-for-sale, which resulted in a pre-tax increase to accumulated other comprehensive income of $787 thousand.
Total investment securities were $129.0 million at September 30, 2020, an increase of $933 thousand, or 0.7%, from $128.0 million at June 30, 2020 and an increase of $11.3 million, or 9.6%, from $117.7 million at December 31, 2019, but a decrease of $27.2 million, or 17.4%, from $156.2 million at September 30, 2019.
The increase for the current quarter was primarily due to purchases of $12.2 million, partially offset by principal pay-downs and calls of $11.1 million and net premium amortization of $243 thousand. The increase for the current year was primarily due to purchases of $36.6 million and an increase in fair value of securities available-for-sale of $2.8 million, partially offset by principal pay-downs and calls of $27.6 million and net premium amortization of $656 thousand.
Deposits
The following table presents the Company’s deposit mix as of the dates indicated:

	9/30/2020		6/30/2020		12/31/2019		9/30/2019
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$576,086	35.0%	$551,415	33.5%	$360,039	24.3%	$353,448	24.7%
Interest-bearing deposits:
Savings	11,124	0.7%	8,258	0.5%	6,492	0.4%	8,206	0.6%
NOW	21,726	1.3%	21,173	1.3%	17,673	1.2%	16,108	1.1%
Retail money market accounts	344,939	20.9%	339,444	20.6%	307,980	20.8%	307,663	21.5%
Brokered money market accounts	30,001	1.9%	10	0.1%	30,034	2.0%	10,003	0.7%
Retail time deposits of:
$250,000 or less	312,171	18.9%	347,382	21.0%	405,004	27.5%	417,549	29.1%
More than $250,000	167,208	10.2%	170,180	10.3%	199,726	13.5%	206,785	14.4%
Time deposits from internet rate service providers	31,852	1.9%	37,068	2.3%	—	—%	—	—%
State and brokered time deposits	152,000	9.2%	172,000	10.4%	152,359	10.3%	112,500	7.9%
Total interest-bearing deposits	1,071,021	65.0%	1,095,515	66.5%	1,119,268	75.7%	1,078,814	75.3%
Total deposits	$1,647,107	100.0%	$1,646,930	100.0%	$1,479,307	100.0%	$1,432,262	100.0%

The increase in noninterest-bearing demand deposits for the current quarter was primarily due to the deposit increases from customers with SBA PPP loans and SBA Economic Injury Disaster Loans, as well as the overall liquid deposit market. A total of $117.3 million of SBA PPP loans were funded through the Bank's noninterest-bearing demand deposits and deposit customers also received $93.5 million of SBA Economic Injury Disaster Loans during the past 6-month period.
The decrease in retail time deposits for the current quarter was primarily due to matured and closed accounts of $157.4 million, partially offset by new accounts of $24.1 million and renewals of the matured accounts of $91.9 million. The decrease in retail time deposits for the current year was primarily due to matured and closed accounts of $515.5 million, partially offset by new accounts of $73.8 million and renewals of the matured accounts of $305.1 million.

Liquidity
The following table presents a summary of the Company’s liquidity position as of September 30, 2020:

($ in thousands)	9/30/2020
Cash and cash equivalents	$257,382
Cash and cash equivalents to total assets	12.7%

Available borrowing capacity:
FHLB advances	$321,067
Federal Reserve Discount Window	33,801
Overnight federal funds lines	65,000
Total	$419,868
Total available borrowing capacity to total assets	20.8%

Shareholders’ Equity
Shareholders’ equity was $229.3 million at September 30, 2020, an increase of $2.1 million, or 0.9%, from $227.2 million at June 30, 2020, an increase of $2.5 million, or 1.1%, from $226.8 million at December 31, 2019, and an increase of $4.7 million, or 2.1%, from $224.6 million at September 30, 2019. The increase for the current quarter was primarily due to net income, partially offset by cash dividend declared on common stock of $1.5 million. The increase for the current year was primarily due to net income and an increase in accumulated other comprehensive income, partially offset by repurchases of common stock of $6.5 million (repurchased and retired 428,474 shares) and cash dividend declared on common stock of $4.6 million.
Capital Ratios
Based on changes to the Federal Reserve’s definition of a “Small Bank Holding Company” that increased the threshold to $3 billion in assets in August 2018, the Company is not currently subject to separate minimum capital measurements. At such time as the Company reaches the $3 billion asset level, it will again be subject to capital measurements independent of the Bank. For comparison purposes, the Company’s ratios are included in following discussion. The following table presents capital ratios for the Company and the Bank as of dates indicated:

	9/30/2020	6/30/2020	12/31/2019	9/30/2019	Well Capitalized Requirements
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	15.60%	15.83%	15.87%	16.30%	N/A
Total capital (to risk-weighted assets)	16.86%	17.09%	16.90%	17.27%	N/A
Tier 1 capital (to risk-weighted assets)	15.60%	15.83%	15.87%	16.30%	N/A
Tier 1 capital (to average assets)	11.40%	11.49%	13.23%	12.87%	N/A
Pacific City Bank
Common tier 1 capital (to risk-weighted assets)	15.34%	15.58%	15.68%	16.11%	6.5%
Total capital (to risk-weighted assets)	16.60%	16.83%	16.71%	17.08%	10.0%
Tier 1 capital (to risk-weighted assets)	15.34%	15.58%	15.68%	16.11%	8.0%
Tier 1 capital (to average assets)	11.21%	11.30%	13.06%	12.72%	5.0%

About PCB Bancorp
PCB Bancorp, formerly known as Pacific City Financial Corporation, is the bank holding company for Pacific City Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as ‘‘may,’’ “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to our borrowers' actual payment performance as loan deferrals related to the COVID-19 pandemic expire, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19 pandemic, including the potential adverse impact of loan modifications and payment deferrals implemented consistent with recent regulatory guidance, and the general economic uncertainty caused by the COVID-19 pandemic, and government and societal responses thereto. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	9/30/2020	6/30/2020	% Change	12/31/2019	% Change	9/30/2019	% Change
Assets
Cash and due from banks	$13,572	$18,255	(25.7)%	$17,808	(23.8)%	$22,546	(39.8)%
Interest-bearing deposits in financial institutions	243,810	289,348	(15.7)%	128,420	89.9%	99,366	145.4%
Total cash and cash equivalents	257,382	307,603	(16.3)%	146,228	76.0%	121,912	111.1%
Securities available-for-sale, at fair value	128,982	128,049	0.7%	97,566	32.2%	134,602	(4.2)%
Securities held-to-maturity	—	—	—%	20,154	(100.0)%	21,601	(100.0)%
Total investment securities	128,982	128,049	0.7%	117,720	9.6%	156,203	(17.4)%
Loans held-for-sale	30,878	4,102	652.8%	1,975	1,463.4%	1,583	1,850.6%
Loans held-for-investment, net of deferred loan costs (fees)	1,578,804	1,553,589	1.6%	1,450,831	8.8%	1,389,830	13.6%
Allowance for loan losses	(24,546)	(20,248)	21.2%	(14,380)	70.7%	(13,094)	87.5%
Net loans held-for-investment	1,554,258	1,533,341	1.4%	1,436,451	8.2%	1,376,736	12.9%
Premises and equipment, net	4,355	4,542	(4.1)%	3,760	15.8%	4,008	8.7%
Federal Home Loan Bank and other bank stock	8,447	8,447	—%	8,345	1.2%	8,345	1.2%
Other real estate owned, net	376	376	—%	—	—%	—	—%
Deferred tax assets, net	7,454	6,347	17.4%	5,288	41.0%	3,389	119.9%
Servicing assets	6,166	6,399	(3.6)%	6,798	(9.3)%	6,899	(10.6)%
Operating lease assets	7,329	7,843	(6.6)%	8,991	(18.5)%	9,561	(23.3)%
Accrued interest receivable	11,246	9,498	18.4%	5,136	119.0%	4,906	129.2%
Other assets	4,314	4,230	2.0%	5,636	(23.5)%	5,904	(26.9)%
Total assets	$2,021,187	$2,020,777	—%	$1,746,328	15.7%	$1,699,446	18.9%
Liabilities
Deposits:
Noninterest-bearing demand	$576,086	$551,415	4.5%	$360,039	60.0%	$353,448	63.0%
Savings, NOW and money market accounts	407,790	368,885	10.5%	362,179	12.6%	341,980	19.2%
Time deposits of $250,000 or less	406,023	466,450	(13.0)%	467,363	(13.1)%	440,049	(7.7)%
Time deposits of more than $250,000	257,208	260,180	(1.1)%	289,726	(11.2)%	296,785	(13.3)%
Total deposits	1,647,107	1,646,930	—%	1,479,307	11.3%	1,432,262	15.0%
Federal Home Loan Bank advances	130,000	130,000	—%	20,000	550.0%	20,000	550.0%
Operating lease liabilities	8,204	8,758	(6.3)%	9,990	(17.9)%	10,574	(22.4)%
Accrued interest payable and other liabilities	6,537	7,856	(16.8)%	10,197	(35.9)%	11,967	(45.4)%
Total liabilities	1,791,848	1,793,544	(0.1)%	1,519,494	17.9%	1,474,803	21.5%
Commitments and contingent liabilities
Shareholders’ equity
Common stock, no par value	163,960	163,759	0.1%	169,221	(3.1)%	169,224	(3.1)%
Retained earnings	63,443	61,532	3.1%	57,670	10.0%	54,768	15.8%
Accumulated other comprehensive income (loss), net	1,936	1,942	(0.3)%	(57)	NM	651	197.4%
Total shareholders’ equity	229,339	227,233	0.9%	226,834	1.1%	224,643	2.1%
Total liabilities and shareholders’ equity	$2,021,187	$2,020,777	—%	$1,746,328	15.7%	$1,699,446	18.9%

Outstanding common shares	15,379,538	15,377,935		15,707,016		15,710,287
Book value per common share (1)	$14.91	$14.78		$14.44		$14.30
Total loan to total deposit ratio	97.73%	94.58%		98.21%		97.15%
Noninterest-bearing deposits to total deposits	34.98%	33.48%		24.34%		24.68%

(1)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company did not have any intangible equity components for the presented periods.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2020	6/30/2020	% Change	9/30/2019	% Change	9/30/2020	9/30/2019	% Change
Interest income:
Interest and fees on loans	$18,938	$18,273	3.6%	$21,876	(13.4)%	$57,617	$64,779	(11.1)%
Interest on investment securities	515	539	(4.5)%	978	(47.3)%	1,698	3,133	(45.8)%
Interest and dividend on other interest-earning assets	167	161	3.7%	833	(80.0)%	938	2,757	(66.0)%
Total interest income	19,620	18,973	3.4%	23,687	(17.2)%	60,253	70,669	(14.7)%
Interest expense:
Interest on deposits	2,599	3,409	(23.8)%	6,060	(57.1)%	11,000	17,925	(38.6)%
Interest on other borrowings	168	201	(16.4)%	98	71.4%	471	370	27.3%
Total interest expense	2,767	3,610	(23.4)%	6,158	(55.1)%	11,471	18,295	(37.3)%
Net interest income	16,853	15,363	9.7%	17,529	(3.9)%	48,782	52,374	(6.9)%
Provision (reversal) for loan losses	4,326	3,855	12.2%	(102)	NM	11,077	207	5,251.2%
Net interest income after provision (reversal) for loan losses	12,527	11,508	8.9%	17,631	(28.9)%	37,705	52,167	(27.7)%
Noninterest income:
Gain on sale of loans	821	1,498	(45.2)%	1,540	(46.7)%	3,044	4,551	(33.1)%
Service charges and fees on deposits	280	275	1.8%	405	(30.9)%	945	1,137	(16.9)%
Loan servicing income	856	902	(5.1)%	534	60.3%	2,312	1,657	39.5%
Other income	315	243	29.6%	323	(2.5)%	915	920	(0.5)%
Total noninterest income	2,272	2,918	(22.1)%	2,802	(18.9)%	7,216	8,265	(12.7)%
Noninterest expense:
Salaries and employee benefits	6,438	5,761	11.8%	6,901	(6.7)%	18,750	20,123	(6.8)%
Occupancy and equipment	1,416	1,400	1.1%	1,408	0.6%	4,196	4,128	1.6%
Professional fees	325	509	(36.1)%	664	(51.1)%	1,631	2,108	(22.6)%
Marketing and business promotion	193	548	(64.8)%	292	(33.9)%	920	1,049	(12.3)%
Data processing	373	366	1.9%	348	7.2%	1,097	1,004	9.3%
Director fees and expenses	125	107	16.8%	188	(33.5)%	453	562	(19.4)%
Regulatory assessments	267	242	10.3%	—	—%	728	425	71.3%
Other expenses	749	763	(1.8)%	976	(23.3)%	2,374	2,651	(10.4)%
Total noninterest expense	9,886	9,696	2.0%	10,777	(8.3)%	30,149	32,050	(5.9)%
Income before income taxes	4,913	4,730	3.9%	9,656	(49.1)%	14,772	28,382	(48.0)%
Income tax expense	1,464	1,363	7.4%	2,871	(49.0)%	4,384	8,432	(48.0)%
Net income	$3,449	$3,367	2.4%	$6,785	(49.2)%	$10,388	$19,950	(47.9)%
Earnings per common share
Basic	$0.22	$0.22		$0.43		$0.67	$1.25
Diluted	$0.22	$0.22		$0.42		$0.67	$1.23
Average shares
Basic	15,343,888	15,337,405		15,816,269		15,395,475	15,943,603
Diluted	15,377,531	15,373,655		16,099,598		15,466,207	16,231,848

Dividend paid per common share	$0.10	$0.10		$0.06		$0.20	$0.17
Return on average assets (1)	0.69%	0.69%		1.55%		0.73%	1.55%
Return on average shareholders’ equity (1), (2)	5.98%	5.98%		12.02%		6.10%	12.15%
Efficiency ratio (3)	51.69%	53.04%		53.01%		53.84%	52.85%

(1)Ratios are presented on an annualized basis.
(2)The Company did not have any intangible equity components for the presented periods.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	9/30/2020			6/30/2020			9/30/2019
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets:
Total loans (1)	$1,564,704	$18,938	4.81%	$1,554,011	$18,273	4.73%	$1,396,437	$21,876	6.22%
Mortgage-backed securities	75,832	339	1.78%	63,692	317	2.00%	84,052	521	2.46%
Collateralized mortgage obligation	33,393	82	0.98%	37,745	122	1.30%	50,891	286	2.23%
SBA loan pool securities	12,996	57	1.74%	13,189	62	1.89%	20,751	133	2.54%
Municipal bonds (2)	5,991	37	2.46%	5,710	38	2.68%	5,834	38	2.58%
Other interest-earning assets	260,426	167	0.26%	245,447	161	0.26%	135,774	833	2.43%
Total interest-earning assets	1,953,342	19,620	4.00%	1,919,794	18,973	3.97%	1,693,739	23,687	5.55%
Noninterest-earning assets:
Cash and cash equivalents	17,094			16,031			18,927
Allowance for loan losses	(21,268)			(17,320)			(13,273)
Other assets	42,446			37,959			35,564
Total noninterest-earning assets	38,272			36,670			41,218
Total assets	$1,991,614			$1,956,464			$1,734,957
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Deposits:
NOW and money market accounts	$365,093	391	0.43%	$371,992	548	0.59%	$351,581	1,432	1.62%
Savings	9,517	2	0.08%	6,966	3	0.17%	7,043	6	0.34%
Time deposits	689,352	2,206	1.27%	730,349	2,858	1.57%	767,752	4,622	2.39%
Total interest-bearing deposits	1,063,962	2,599	0.97%	1,109,307	3,409	1.24%	1,126,376	6,060	2.13%
Federal Home Loan Bank advances	130,000	168	0.51%	130,330	201	0.62%	20,326	98	1.91%
Total interest-bearing liabilities	1,193,962	2,767	0.92%	1,239,637	3,610	1.17%	1,146,702	6,158	2.13%
Noninterest-bearing liabilities
Noninterest-bearing demand	552,255			474,175			341,858
Other liabilities	15,934			16,198			22,465
Total noninterest-bearing liabilities	568,189			490,373			364,323
Total liabilities	1,762,151			1,730,010			1,511,025
Total shareholders’ equity	229,463			226,454			223,932
Total liabilities and shareholders’ equity	$1,991,614			$1,956,464			$1,734,957
Net interest income		$16,853			$15,363			$17,529
Net interest spread (3)			3.08%			2.80%			3.42%
Net interest margin (4)			3.43%			3.22%			4.11%
Total deposits	$1,616,217	$2,599	0.64%	$1,583,482	$3,409	0.87%	$1,468,234	$6,060	1.64%
Total funding (5)	$1,746,217	$2,767	0.63%	$1,713,812	$3,610	0.85%	$1,488,560	$6,158	1.64%

(1)Total loans include both loans held-for-sale and loans held-for-investment, net of deferred loan costs (fees).
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate, Continued (Unaudited)
($ in thousands)

	Nine Months Ended
	9/30/2020			9/30/2019
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets:
Total loans (1)	$1,524,628	$57,617	5.05%	$1,372,704	$64,779	6.31%
Mortgage-backed securities	65,713	985	2.00%	85,452	1,629	2.55%
Collateralized mortgage obligation	37,500	402	1.43%	52,927	969	2.45%
SBA loan pool securities	13,351	198	1.98%	21,392	420	2.62%
Municipal bonds (2)	5,807	113	2.60%	5,867	115	2.62%
Other interest-earning assets	221,698	938	0.57%	143,616	2,757	2.57%
Total interest-earning assets	1,868,697	60,253	4.31%	1,681,958	70,669	5.62%
Noninterest-earning assets:
Cash and cash equivalents	17,324			18,650
Allowance for loan losses	(17,676)			(13,185)
Other assets	38,255			35,370
Total noninterest-earning assets	37,903			40,835
Total assets	$1,906,600			$1,722,793
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Deposits:
NOW and money market accounts	$367,222	2,058	0.75%	$322,917	3,903	1.62%
Savings	7,706	8	0.14%	8,214	28	0.46%
Time deposits	725,927	8,934	1.64%	797,475	13,994	2.35%
Total interest-bearing deposits	1,100,855	11,000	1.33%	1,128,606	17,925	2.12%
Federal Home Loan Bank advances	95,276	471	0.66%	26,820	370	1.84%
Total interest-bearing liabilities	1,196,131	11,471	1.28%	1,155,426	18,295	2.12%
Noninterest-bearing liabilities
Noninterest-bearing demand	465,634			325,704
Other liabilities	17,493			22,077
Total noninterest-bearing liabilities	483,127			347,781
Total liabilities	1,679,258			1,503,207
Total shareholders’ equity	227,342			219,586
Total liabilities and shareholders’ equity	$1,906,600			$1,722,793
Net interest income		$48,782			$52,374
Net interest spread (3)			3.03%			3.50%
Net interest margin (4)			3.49%			4.16%
Total deposits	$1,566,489	$11,000	0.94%	$1,454,310	$17,925	1.65%
Total funding (5)	$1,661,765	$11,471	0.92%	$1,481,130	$18,295	1.65%

(1)Total loans include both loans held-for-sale and loans held-for-investment, net of deferred loan costs (fees).
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.